VIEMED HEALTHCARE ANNOUNCES RECORD 2020 FINANCIAL RESULTS

Lafayette, Louisiana (March 3, 2021) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX: VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced today that it has reported its financial results for the three months and year ended December 31, 2020.

Operational highlights (all dollar amounts are USD):

•Net revenues attributable to the Company's core business for the quarter ended December 31, 2020 were $26.1 million, an increase of 22% over net revenues reported for the quarter ended December 31, 2019. Net revenues attributable to the Company's core business for the quarter ended December 31, 2020 were up approximately 5% over the quarter ended September 30, 2020. Total revenues for the current quarter were $31.2 million which included approximately $5.1 million of product sales and services related to the COVID-19 pandemic. Net revenues for the year ended December 31, 2020 were $96.9 million for the Company's core business and $131.3 million for the Company, including COVID-19 related sales and services.

•Net income for the quarter ended December 31, 2020 totaled approximately $5.1 million, compared to $2.4 million for the quarter ended December 31, 2019. Net income for the year ended December 31, 2020 totaled approximately $31.5 million, compared to $8.5 million for the year ended December 31, 2019.

•Adjusted EBITDA for the quarter ended December 31, 2020 totaled approximately $9.5 million, a 70% increase as compared to the quarter ended December 31, 2019. Adjusted EBITDA for the year ended December 31, 2020 totaled approximately $41.3 million, a 117% increase as compared to the year ended December 31, 2019. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company had a cash balance of $31.0 million at December 31, 2020 ($13.4 million at December 31, 2019) and an overall working capital balance of $24.2 million ($1.9 million at December 31, 2019). Total long-term debt as of December 31, 2020 was $6.6 million.

•The Company expects to generate net revenues attributable to its core business of approximately $25.5 million to $26.5 million during the first quarter of 2021. In addition to its core business, the Company is continuing to pursue additional revenues related to the COVID-19 pandemic and estimates first quarter 2021 revenues of approximately $2.3 million to $3.3 million related to the COVID-19 pandemic. Total revenues for the first quarter of 2021 are estimated to be approximately $27.8 million to $29.8 million.

“I am extremely proud of the performance of our team during one of the most challenging years for the US healthcare system,” said Casey Hoyt, Viemed's CEO. “The pandemic posed more tailwinds than headwinds for us, which resulted in a record year for Viemed. We expect to continue to serve as a resource to our patients, physicians, and payors who continue to yearn for additional safe remote homecare solutions. We also remain optimistic about the strategic partnerships, organic growth, and acquisition opportunities that we expect to contribute to our expansion in 2021.”

Conference Call Details

The Company will host a conference call to discuss fourth quarter results on Wednesday, March 3, 2021 at 11:00 a.m. EST.

The call-in numbers for participants are:

US Toll Free Dial In: 1-877-407-0784
International Toll Free Dial In: 1-201-689-8560
Meeting ID Number: 13716960
Live Event Call me™ Link (Available 15 minutes prior to start time for participant entry)
https://callme.viavid.com/?callme=true&passcode=13707099&h=true&info=company-email&r=true&B=6

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the first quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base, revenues, employees, and equipment and supplies; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the Company’s novel business model; the risk that the clinical application of treatments that demonstrate positive results in a study may not be positively replicated or that such test results may not be predictive of actual treatment results or may not result in the adoption of such treatments by providers; the state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)

	At December 31, 2020	At December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$30,981	$13,355
Accounts receivable, net of allowance for doubtful accounts of $9,013 and $7,782 at December 31, 2020 and December 31, 2019, respectively	12,373	11,534
Inventory, net of inventory reserve of $1,353 and $0 at December 31, 2020 and December 31, 2019, respectively	2,310	1,360
Prepaid expenses and other assets	1,511	1,562
Total current assets	$47,175	$27,811
Long-term assets
Property and equipment, net	55,056	54,772
Equity method investment	733	13
Deferred tax asset	8,733	—
Other long-term assets	863	—
Total long-term assets	65,385	54,785
TOTAL ASSETS	$112,560	$82,596

LIABILITIES
Current liabilities
Trade payables	$2,096	$4,700
Deferred revenue	3,409	3,315
Income taxes payable	340	86
Accrued liabilities	12,595	8,968
Current portion of lease liabilities	2,741	7,093
Current portion of long-term debt	1,836	1,750
Total current liabilities	$23,017	$25,912
Long-term liabilities
Accrued liabilities	1,292	2,317
Long-term lease liabilities	762	3,039
Long-term debt	5,796	7,629
Total long-term liabilities	$7,850	$12,985
TOTAL LIABILITIES	$30,867	$38,897

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,185,182 and 37,952,660 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	9,181	3,366
Additional paid-in capital	7,320	6,377
Accumulated other comprehensive loss	(451)	(157)
Retained earnings	65,643	34,113
TOTAL SHAREHOLDERS' EQUITY	$81,693	$43,699
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$112,560	$82,596

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$31,202	$21,448	$131,309	$80,256

Cost of revenue	12,024	7,205	51,198	24,250

Gross profit	$19,178	$14,243	$80,111	$56,006

Operating expenses
Selling, general and administrative	12,274	10,174	52,829	41,381
Research and development	395	203	1,083	848
Stock-based compensation	1,301	908	4,882	3,886
Depreciation	204	211	816	671
Loss (gain) on disposal of property and equipment	96	52	(2,328)	360
Other (income) expense	(359)	4	(3,952)	3
Income from operations	$5,267	$2,691	$26,781	$8,857

Non-operating expenses
Unrealized gain on warrant conversion liability	—	—	—	(363)
(Gain) loss from equity investments	(55)	33	(91)	110
Interest expense, net of interest income	100	212	509	314

Net income before taxes	5,222	2,446	26,363	8,796
Provision (benefit) for income taxes	151	58	(5,167)	271

Net income	$5,071	$2,388	$31,530	$8,525

Other comprehensive income
Change in unrealized gain (loss) on derivative instruments, net of tax	27	79	(294)	(157)
Other comprehensive income (loss)	$27	$79	$(294)	$(157)

Comprehensive income	$5,098	$2,467	$31,236	$8,368

Net income per share
Basic	$0.13	$0.06	$0.81	$0.23
Diluted	$0.12	$0.06	$0.78	$0.21

Weighted average number of common shares outstanding:
Basic	39,161,215	37,952,660	38,743,516	37,716,864
Diluted	41,043,419	40,148,149	40,525,737	39,747,509

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$31,530	$8,525
Adjustments for:
Depreciation	9,582	6,400
Change in allowance for doubtful accounts	9,116	9,811
Change in inventory reserve	1,353	—
Share-based compensation	4,882	3,886
Unrealized gain on warrant conversion liability	—	(363)
(Gain) loss on equity investments	(91)	110
(Gain) loss on disposal of property and equipment	(2,328)	360
Deferred income taxes (benefit)	(8,733)	—
Net change in working capital
Increase in accounts receivable	(9,955)	(12,506)
Increase in inventory	(2,303)	(306)
Increase in prepaid expenses and other assets	(812)	(733)
Increase in trade payables	213	783
Increase in deferred revenue	94	725
Increase in accrued liabilities	2,308	2,461
Increase (decrease) in income tax payable	254	(66)
Net cash provided by operating activities	$35,110	$19,087

Cash flows from investing activities
Purchase of property and equipment	(13,044)	(13,385)
Investment in equity investments	(629)	—
Proceeds from sale of property and equipment	5,258	574
Net cash used in investing activities	$(8,415)	$(12,811)

Cash flows from financing activities
Proceeds from exercise of options	1,876	136
Proceeds from exercise of warrants	—	260
(Principal payments) net proceeds on notes payable	(142)	4,446
(Principal payments) net proceeds on term note	(1,605)	4,933
Shares repurchased and canceled under the Normal Course Issuer Bid	—	(1,522)
Repayments of lease liabilities	(9,198)	(11,587)
Net cash used in financing activities	$(9,069)	$(3,334)

Net increase in cash and cash equivalents	17,626	2,942
Cash and cash equivalents at beginning of year	13,355	10,413
Cash and cash equivalents at end of period	$30,981	$13,355

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$559	$333
Cash paid during the period for income taxes, net of refunds received	$3,311	$338
Supplemental disclosures of non-cash transactions
Property and equipment financed through finance leases	$3,002	$12,011
Property and equipment financed through leases under FASB ASC 842	$57	$615

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, unrealized (gain) loss on warrant conversion liability and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Net Income	$5,071	$2,804	$19,412	$4,243	$2,388	$2,853	$1,326	$1,958
Add back:
Depreciation	2,835	2,425	2,190	2,130	2,003	1,659	1,444	1,295
Interest expense	100	116	135	158	212	56	20	26
Unrealized (gain) loss on warrant conversion liability	—	—	—	—	—	(800)	268	169
Stock-based compensation	1,301	1,234	1,196	1,151	908	1,064	1,034	880
Income tax expense (benefit)	151	1,141	(6,646)	187	58	51	24	138
Adjusted EBITDA	$9,458	$7,720	$16,287	$7,869	$5,569	$4,883	$4,116	$4,466

Year Ended December 31, 2020
Net Income	$31,530
Add back:
Depreciation	9,580
Interest expense	509
Stock-based compensation	4,882
Income tax expense (benefit)	(5,167)
Adjusted EBITDA	$41,334

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Financial Information:
Revenue	$31,202	$33,447	$42,854	$23,806	$21,448	$20,368	$20,325	$18,115
Gross Profit	19,178	19,453	25,927	15,553	14,243	14,050	14,639	13,074
Gross Profit %	61%	58%	61%	65%	66%	69%	72%	72%
Net Income	5,071	2,804	19,412	4,243	2,388	2,853	1,326	1,958
Cash (As of)	30,981	32,396	29,707	8,409	13,355	12,630	7,691	7,410
Total Assets (As of)	112,560	113,969	112,178	86,801	82,596	79,981	71,014	58,718
Adjusted EBITDA(1)	9,458	7,720	16,287	7,869	5,569	4,883	4,116	4,466
Operational Information:
Vent Patients(2)	7,892	7,788	7,705	7,965	7,759	7,421	7,130	6,393
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.